UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, TruGolf Holdings, Inc. (the “Company”) entered into an employment letter (the “Employment Letter”) with Steven Passey to serve as the Company’s Chief Financial Officer effective May 15, 2026. The Employment Letter provides for an initial annual base salary of $225,000 for the initial three months, increasing to $250,000 thereafter, and eligibility for annual equity grants under the Company’s stock incentive plans, as determined by the Compensation Committee of the Board of Directors. Mr. Passey is entitled to participate in the Company’s benefit plans and programs for similarly situated executives, expense reimbursement in accordance with Company policy, and other standard benefits.

Mr. Passey, age 64, served as Group Controller – International Operations at Blackrock Neurotech, Inc., a neurotechnology company, from October 2025 until May 2026. From September 2024 to May 2025, Mr. Passey served as Chief Financial Officer of Kinetic Energy Services, LLC, an oil and gas staffing services company. From March 2023 until December 2023, Mr. Passey served as Chief Financial Officer of Catheter Precision, Inc., a medical device company. From April 2022 until December 2022, Mr. Passey served as Chief Financial Officer of QSI Holdings, Inc., a multilevel marketing company promoting health and wellness supplements. From August 2013 to March 2022, Mr. Passey served as Corporate Controller and Treasurer of Alsco Inc., an international linen and uniform rental services company. Since 2015, Mr. Passey has served as a Board Member and Financial Advisor of True DNA Story LLC, and since 2011, Mr. Passey has operated Steven Passey Consulting, LLC, specializing in financial consulting, accounting, budgeting, financial analysis, financial modeling, and general management services to small and medium-sized businesses. Mr. Passey holds a Bachelor of Science in Accounting from the University of Utah, David Eccles School of Business. He is a Certified Public Accountant. There are no transactions in which Mr. Passey has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Passey and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K.

The foregoing summaries of the Employment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

No.	Description
10.1	Employment Agreement between Steven Passey and TruGolf Holdings, Inc. dated May 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer